STARTECH                                                           NEWS RELEASE
-------------------
ENVIRONMENTAL CORP.

15 Old Danbury Road, Suite 203                 Web Page: http://www.startech.net
Wilton, Connecticut  06897                         E-Mail: starmail@startech.net
Phone: (203) 762-2499
Fax: (203) 761-0839                                     Contact: Joseph F. Longo

                              FOR IMMEDIATE RELEASE

          Startech Environmental Corporation (OTC:BB "STHK") announces appointments to the Board of Directors.

Wilton, CT, September 4, 2003 - Startech Environmental Corporation announced today that it has appointed Nicholas S. Perna, Joseph A. Equale, Kenneth J. Slepicka and Douglas R. Ballew to the Board of Directors, effective October 1, 2003, to fill the vacancies on the Board resulting from the July 18, 2003 resignations of all members of the Board, other than Joseph F. Longo. Since July 18, 2003 and until the appointment of the individuals becomes effective on October 1, 2003, Mr. Longo has and will continue to serve as the sole director of the Company. Messrs. Perna and Equale were appointed in place of Messrs. Ciocca and Shipman, who notified the Company that they would be unable to serve on the Board notwithstanding the disclosure made by the Company in its Schedule 14f-1, as filed with the Securities Exchange Commission on July 18, 2003.

Nicholas S. Perna, age 61, is the Chief Economist and Managing Director of Perna Associates, which specializes in economic analysis, forecasting and strategy. Until 1999, Mr. Perna was Chief Economist for Fleet Financial Group, which position he previously held with Shawmut Bank and Connecticut National Bank. Prior thereto, Mr. Perna was an economist with General Electric, the Federal Reserve Bank of New York and the President's Counsel of Economic Advisors in Washington. Mr. Perna has served on the faculties of Williams College and New York University's Stern School of Business and is presently teaching economics part-time at Yale University in New Haven, Connecticut. Within the past year, Mr. Perna has appeared on the Jim Lehrer Newshour, CBS Evening News, CNBC, NBC Nightly News, ABC Radio and NPR's All Things Considered. Mr. Perna is frequently quoted in the national and regional press and in January 2001, the Wall Street Journal cited him as one of the top economic forecasters in the United States. Mr. Perna presently serves on the Board of Directors of CIGNA Bank & Trust, a subsidiary of CIGNA Corp., where he is Chairman of the Risk Management Committee. In addition, Mr. Perna is a trustee of Mitchell College, a director of the Park Street Forum and an incorporator of the Ridgefield Community Center and St. Francis Hospital. Mr. Perna graduated magna cum laude from Boston College and has a Ph.D. in economics from the Massachusetts Institute of Technology.

Kenneth J. Slepicka, age 47, is the Senior Portfolio Manager of Northshore Asset Management, LLC and has held a variety of positions in the securities industry for the past twenty years. From 1998 to 2002, he was a Managing Director of River Capital Advisors, where he was responsible for the analysis of Collateralized Debt Obligation (CDO) structures, as well as performing credit analysis for investment grade corporate credits. From 1985 to 1998, Mr. Slepicka held positions of President of SBC Futures Inc., (currently UBS Futures Inc.) and was responsible for Exchange Traded Derivatives, was also an Executive Director of SBC/O'Connor, responsible for trading and risk management of the Fixed Income Derivative group, and was a Market Maker for equity options. Mr. Slepicka has also performed risk management consulting for institutional clients and has served on numerous committees at the Chicago Board of Trade, the Chicago Mercantile Exchange and the Chicago Board of Options. Mr. Slepicka served as Governor of the Board of Trade Clearing Corporation and currently is a Director for Hyperfeed Technologies. Mr. Slepicka received his MBA in finance from the J.L. Kellogg School of Management at Northwestern University.

Douglas R. Ballew, age 39, is the Chief Financial Officer of Northshore Asset Management, LLC, an investment management group located in Chicago, Illinois with assets under management of over $200 million. Prior to joining Northshore, he was Director of Finance for McCord Group, Inc. from 1998 to 2002 with revenue of $850 million. From 1990 to 1997, Mr. Ballew held a variety of positions with AMSTED Industries with revenue of $1.2 billion. Mr. Ballew has a broad range of experience in the manufacturing, finance and service industries. Mr. Ballew is a graduate of Valparaiso University with a B.S. in Accounting. He is a Certified Public Accountant in the state of Illinois and Nebraska. He is also a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.


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

STARTECH                                                           NEWS RELEASE
-------------------
ENVIRONMENTAL CORP.

15 Old Danbury Road, Suite 203                 Web Page: http://www.startech.net
Wilton, Connecticut  06897                         E-Mail: starmail@startech.net
Phone: (203) 762-2499
Fax: (203) 761-0839                                     Contact: Joseph F. Longo

                              FOR IMMEDIATE RELEASE


Joseph A. Equale, CPA, age 58, is the founder and Managing Partner of Equale & Cirone, LLP (CPAs and advisors), which he founded with Mr. Cirone in January 1999. Prior to the formation of the partnership, and beginning in February 1994, Mr. Equale operated as a sole practitioner. Mr. Equale has spent over ten years in other professional practice units, including a predecessor firm of what is presently Deloitte & Touche LLP. In addition to his responsibilities as Managing Partner, Mr. Equale is in charge of the firm's quality control program. Mr. Equale has also spent over ten years in private industry, including an assignment as an Assistant Controller of Xerox Corporation. Mr. Equale is active in the accounting profession, where he serves as President-Elect and member of the Board of Governors of the 6,500 member Connecticut Society of CPAs (CSCPA). Mr. Equale is also a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants. Mr. Equale has served as an Adjunct Assistant Professor of Accounting at Sacred Heart University, Graduate School of Business in Fairfield, Connecticut. Mr. Equale received a B.A. in accounting from St. John's University and an MDA in finance from the University of Bridgeport.

More detailed information about Startech is set forth in Startech's filings with the Commission, including Startech's Annual Report on Form 10-K for the fiscal year ended October 31, 2002, and in other documents that Startech has filed with the Commission. Investors and security holders are urged to read those documents free of charge at the Commission's Web site at www.sec.gov. Those documents may also be obtained free of charge from Startech. Startech does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.


                                       ***

Safe Harbor for Forward-Looking Statements:

This press release contains forward-looking statements, including statements regarding the Company's plans and expectations regarding the development and commercialization of its Plasma Converter(TM) technology. All forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, rapid technological change and competition as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.



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